Metropolitan Life Insurance Company
Law Department
One Madison Avenue, New York, NY 10010
Fax 212 779-1490  Fax 212 696-0541
Fax 212 679-8474

                                    MetLife



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Rule 24f-2
         Notice for Separate Account UL of
         Metropolitan Life Insurance Company
         Registration No's. 33-32813, 33-47927, 33-57320 and 33-91226
         File No. 811-6025

Gentlemen:

It is my opinion that the securities issued in connection with the captioned filing and which this notice makes definite in number were legally issued and fully paid and are non-assessable.


Sincerely,


/s/ Christopher P. Nicholas
Christopher P. Nicholas
Associate General Counsel

February 28, 1996


315001\bar\life-ul.op